Exhibit 10.3

                        DEFERRED COMPENSATION PLAN OF
                        AMERICAN SAVINGS BANK, f.s.b.
                              PORTSMOUTH, OHIO

      This Agreement made this 23rd day of July, 1998, by and between ASB and its directors.

      Whereas, American Savings Bank, fsb, (ASB), formerly American Savings Association, established a deferred compensation benefit plan for its directors December 28, 1981 which plan was amended April 14, 1995 and

      Whereas, ASB desires to further amend and restate its plan,

      Now, Therefore, the parties agree as follows:

      1. Compensation. ASB shall pay each director a monthly salary the amount of which will be determined by its board of directors.

      2. Each director may elect, each year, to defer any part or all of his fee. No change may be made during the calendar year in which the election is made. A director who begins to serve as such during a calendar year may elect to defer his compensation, or any part thereof, within thirty (30) days after compensation begins.

      3. ASB shall contribute to a Trust that portion of each director's salary elected by him to be deferred. Deferrals shall be contributed to a "Rabbi Trust" periodically and will be invested in securities, including those of ASB Financial, bonds, certificates of deposit, mutual funds and other investment vehicles, as determined from time to time by ASB's Board of Directors.

      4. The term of each director shall be determined by the shareholders of ASB at its annual meeting in accordance with its regulations.


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      5.    (a)   Payment upon retirement, disability, or death during his
term: If a director retires, is totally disabled or dies during his service with ASB, the benefits to which he is entitle shall be paid to him, his beneficiary or beneficiaries, or to his or his beneficiary's estate. The day that a participant ceases to be a director of ASB shall be considered his retirement date and distribution of his benefits will begin thirty (30) days thereafter.

      (b) At his option or election, upon retirement, a director may be paid in a lump sum or in equal monthly payments over a period of either five (5) or ten (10) years provided the election is made at least six months before retirement. If the election is not timely made, the benefits shall be paid to him in a lump sum unless otherwise mutually agreed upon.

      (c) Method of Payment. Payment of his benefit shall be paid to a director in cash or in kind or partly in each at his option. Once a method of payment has been chosen it may be changed only with the consent of ASB.

      (d) Should a director die before retirement, his date of death shall be considered his retirement date and his benefit shall be paid to his beneficiary in equal monthly installments over a period of ten (10) years. Should there be more than one beneficiary, the benefit shall be divided equally between or among them. Should any beneficiary die before receiving his share, it shall be paid to his estate in a lump sum.

      (e) Should a director die after retirement but before receiving all his benefits, the benefits shall be paid to his beneficiary in the same manner and method as were chosen by him. If any beneficiary should die before receiving all his share, the remainder shall be paid to his estate.


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      (f)   Should a director retire because of disability considered by
ASB, in its sole discretion, to prevent him from performing his duties satisfactorily, the date of disability shall be considered his retirement date and he shall be paid accordingly.

      6. Benefits nonforfeitable. Benefits of deferred compensation are nonforfeitable and shall be paid to the director or to his beneficiary whether his service terminates voluntarily or involuntarily.

7. Other retirement plans. Nothing herein shall effect a director's right to participate in any other retirement plan offered by ASB.

8. Termination of Status. ASB reserves the right to terminate a director's services at any time. Participation in the plan may be terminated by mutual consent. Neither termination of service nor non-participation shall affect a director's right to his benefits.

9. Administration. The plan shall be administered by ASB in its sole discretion and while acting in good faith it shall not be liable for any action arising out of such administration.

      10. Amendment: This plan may be amended in writing by mutual consent.

      11. Notice. Any notice required hereunder may be given in writing by personal delivery or by mail to the parties addresses on file with ASB.

      12. Non-Waiver. No delay or failure by either party to exercise any right hereunder shall constitute a waiver of that or any other right.

      13. Counterparts. This agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.


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      14.   As used herein unless the context requires otherwise, words in the singular may be construed to be in the plural and words in any gender may be construed to be in any other gender.

      15. Governing Laws. This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio.

      16. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

      In Witness Whereof, the parties have signed this agreement.

Witness:                               AMERICAN SAVINGS BANK, fsb

Corporate Seal By                      /s/ Robert M. Smith
Attest                                 ------------------------------------
                                       Robert M. Smith, Its President
/s/ M. Kathryn Scott
-----------------------------------
                        , Secretary

                                       DIRECTORS

/s/ Bonnie R. Dingess                  /s/ Gerald R. Jenkins
-----------------------------------    ------------------------------------
                                       Gerald Jenkins

/s/ Angie Morrison                     /s/ Robert M. Smith
-----------------------------------    ------------------------------------
                                       Robert M. Smith

                                       /s/ Louis M. Schoettle
                                       ------------------------------------
                                       Louis M. Schoettle

                                       /s/ Victor Morgan
                                       ------------------------------------
                                       Victor Morgan

                                       /s/ William Burke
                                       ------------------------------------
                                       William  Burke

                                       /s/ Lee O. Fitch
                                       ------------------------------------
                                       Lee O. Fitch


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